Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$2,431,384
Unrealized Gain (Loss) on Market Value of Commodity Futures	7,871,077
Dividend Income	285,976
Interest Income	117,180
ETF Transaction Fees	1,750
Total Income (Loss)	$10,707,367

Expenses
General Partner Management Fees	$70,486
Professional Fees	33,931
Brokerage Commissions	6,955
Directors' Fees and Insurance	2,174
License Fees	1,763
Total Expenses	$115,309
Net Income (Loss)	$10,592,058

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 8/1/26	$141,027,806
Additions (150,000 Shares)	18,080,338
Withdrawals (200,000 Shares)	(22,743,221)
Net Income (Loss)	10,592,058

Net Asset Value End of Month	$146,956,981
Net Asset Value Per Share (1,150,000 Shares)	$127.79

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596